EXHIBIT 8.1

AMENDED LIST OF
SIGNIFICANT SUBSIDIARIES OF GOLD FIELDS LIMITED
(AS OF JUNE 30, 2004)

GFI Mining South Africa (Proprietary) Limited, incorporated in South Africa.

GFL Mining Services Limited., incorporated in South Africa

Orogen Holdings (BVI) Ltd., incorporated in the British Virgin Islands

Gold Fields Guernsey Limited, incorporated in the Isle of Guernsey

Gold Fields Ghana Holdings Limited, incorporated in the Isle of Guernsey

Gold Fields Ghana Limited, incorporated in Ghana

Abosso Goldfields Limited, incorporated in Ghana

Gold Fields Australasia Limited, incorporated in the Isle of Man

Gold Fields Australia Pty Ltd., incorporated in Australia

St. Ives Gold Mining Company (Pty) Ltd., incorporated in Australia

Agnew Gold Mining Company (Pty) Ltd., incorporated in Australia

Gold Fields Corona BVI Ltd., incorporated in British Virgin Islands

Gold Fields Exploration B.V., incorporated in the Netherlands

Gold Fields Finland O.Y., incorporated in Finland

Gold Fields Artic Platinum O.Y, incorporated in Finland

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